UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2022

MANNING & NAPIER, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-35355	45-2609100
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

290 Woodcliff Drive, Fairport, New York 14450

(Address of principal executive offices, including zip code)

(585) 325-6880

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	MN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

On March 31, 2022, Manning & Napier, Inc., a Delaware corporation (“we” or the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) among Callodine Midco, Inc., a Delaware corporation (“Parent”), Callodine Merger Sub, Inc., a Delaware corporation and a wholly-owned Subsidiary of Parent, (“Corp Merger Sub”), Callodine Merger Sub, LLC, a Delaware limited liability company and a wholly-owned Subsidiary of Corp Merger Sub (“LLC Merger Sub” and together with Corp Merger Sub, the “Merger Subs”), and Manning & Napier Group, LLC a Delaware limited liability company (“Group LLC”). On June 2, 2022, the Company filed with the U.S. Securities and Exchange Commission (“SEC”) its preliminary proxy statement on Schedule 14A (the “Preliminary Proxy Statement”) and on June 30, 2022, the Company filed with the SEC its definitive proxy statement on Schedule 14A relating to the special meeting of stockholders of the Company scheduled to be held on August 3, 2022 (the “Definitive Proxy Statement”) to, among other things, vote on a proposal to adopt and approve the Merger Agreement.

With this filing, the Company is hereby supplementing its disclosure in the Definitive Proxy Statement in connection with threatened litigation brought by certain purported stockholders of the Company, which is described below.

Threatened Stockholder Litigation

Between June 18, 2022 and July 22, 2022, the Company received nine letters on behalf of purported stockholders of the Company generally alleging concerns regarding deficient disclosures in the Preliminary Proxy Statement and/or the Definitive Proxy Statement and the process that led to the Merger Agreement (the “Demand Letters”). In these Demand Letters, these purported stockholders threaten litigation regarding the alleged deficient disclosures. No litigation relating to Preliminary Proxy Statement, the Definitive Proxy Statement or the Merger Agreement has been filed as of the filing of this Current Report on Form 8-K.

Although the Company believes that the disclosures set forth in the Preliminary Proxy Statement and in the Definitive Proxy Statement comply fully with all applicable law and denies the allegations in the Demand Letters, in order to moot the plaintiffs’ disclosure claims, avoid nuisance and possible expense and business delays, and provide additional information to its stockholders, the Company has determined voluntarily to supplement certain disclosures in the Definitive Proxy Statement related to the Demand Letters’ claims with the supplemental disclosures set forth below (the “Supplemental Disclosures”). These Supplemental Disclosures should be read in conjunction with the rest of the Definitive Proxy Statement, which is available at the SEC’s website, www.sec.gov, or from the Company’s website at http://ir.manning-napier.com and which we urge you to read in its entirety. Nothing in the Supplemental Disclosures shall be deemed an admission of the legal merit, necessity or materiality under applicable laws of any of the disclosures set forth herein. To the contrary, the Company and its directors and officers specifically deny all allegations in the Demand Letters, including the allegations that any additional disclosure was or is required or material.

To the extent that the information set forth herein differs from or updates information contained in the Definitive Proxy Statement, the information set forth herein shall supersede or supplement the information in the Definitive Proxy Statement. All references to sections and subsections herein are references to the corresponding sections or subsections in the Definitive Proxy Statement, all page references are to pages in the Definitive Proxy Statement, and terms used herein, unless otherwise defined, have the meanings set forth in the Definitive Proxy Statement.

1.

The disclosure under the heading “Special Factors – Background of the Mergers” is hereby amended by adding the below sentence to the third paragraph on page 19 of the Definitive Proxy Statement under such heading:

Mr. Mayer, Mr. Goldberg and Mr. Morrow did not discuss a rollover investment at this meeting.

2.

The disclosure under the heading “Special Factors – Background of the Mergers” is hereby amended by adding the below sentence to the sixth paragraph on page 19 of the Definitive Proxy Statement under such heading:

Mr. Mayer, Mr. Goldberg and Mr. Morrow did not discuss a rollover investment at this meeting.

3.

The disclosure under the heading “Special Factors – Background of the Mergers” is hereby amended by adding the below sentence to the eighth paragraph on page 19 of the Definitive Proxy Statement under such heading:

Mr. Mayer, Mr. Goldberg and Mr. Morrow did not discuss a rollover investment at this meeting.

4.

The disclosure under the heading “Special Factors - Opinion of the Company’s Financial Advisor - Summary of PJT Partners’ Financial Analyses - Selected Comparable Company Analysis” is hereby amended by amending and restating the third paragraph and the table thereunder under such heading on page 38:

All of these calculations were performed and based on publicly available financial data and on closing share prices for each comparable company as of March 29, 2022. The average, median, high and low results of this selected comparable company analysis are summarized below:

	TEV / EBITDA	P / E
2022E SMID Average	9.0x	12.2x
2022E SMID Median	7.6x	10.6x
2022E SMID High	15.2x	21.0x
2022E SMID Low	6.0x	5.9x
2023E SMID Average	8.4x	11.4x
2023E SMID Median	6.9x	10.0x
2023E SMID High	13.9x	19.8x
2023E SMID Low	5.9x	5.4x
2022E Wealth Management Average	9.2x	12.9x
2022E Wealth Management Median	8.8x	10.6x
2022E Wealth Management High	13.5x	21.9x
2022E Wealth Management Low	6.3x	9.7x
2023E Wealth Management Average	7.9x	10.7x
2023E Wealth Management Median	8.0x	9.6x
2023E Wealth Management High	10.4x	15.6x
2023E Wealth Management Low	5.6x	8.5x

5.

The disclosure under the heading “Special Factors - Opinion of the Company’s Financial Advisor - Summary of PJT Partners’ Financial Analyses - Selected Comparable Company Analysis” is hereby amended by supplementing the final paragraph beginning on page 38 as follows (with the boldface text below indicating additional language and deletions are indicated by strikethrough):

Based upon these judgments, PJT Partners selected a P / E multiple range of 7.0x to 9.0x for estimated 2022E net income for the Company, on a standalone basis. PJT Partners then applied this range to the Company’s estimated fiscal year 2022 net income based on the Projections, added the present value of certain net tax savings and divided by the Company’s implied fully diluted outstanding Share count ~~based on the~~ of approximately 22.8 million Shares ~~outstanding~~ as of March 30, 2022, all as provided by management of the Company, to calculate a range of implied prices of $7.50 to $9.50 per Share on a standalone basis. Also based upon these judgments, PJT Partners also selected a TEV / EBITDA multiple range of 4.5x to 6.5x for estimated 2022E EBITDA for the Company, on a standalone basis. PJT Partners then applied this range to the Company’s estimated fiscal year 2022 EBITDA based on the Projections, added the Company’s estimated March 31, 2022 estimated cash, cash equivalents, short-term investments and present value of certain net tax savings and subtracted the Company’s estimated March 31, 2022 debt balance of $0, and divided the result by the Company’s implied fully diluted Share count based on the Shares outstanding as of March 30, 2022, all as provided by management of the Company, to calculate a range of implied prices of $9.25 to $12.25 per Share on a standalone basis.

6.

The disclosure under the heading “Special Factors - Opinion of the Company’s Financial Advisor - Summary of PJT Partners’ Financial Analyses - Selected Precedent Merger Analysis” is hereby amended by supplementing the third paragraph under such heading on page 39 and the table thereunder as follows (with the boldface text below indicating additional language and deletions are indicated by strikethrough):

The average ~~and~~, median, high and low results of this selected precedent merger analysis are summarized below:

	Average	Median	High	Low
TEV / LTM EBITDA	8.1x	7.8x	12.8x	4.7x
P / LTM E	13.7x	13.1x	18.2x	10.2x

7.

The disclosure under the heading “Special Factors - Opinion of the Company’s Financial Advisor - Summary of PJT Partners’ Financial Analyses – Discounted Cash Flow to Equity Analysis” is hereby amended by supplementing the second paragraph under such heading on page 40 as follows (with the boldface text below indicating additional language and deletions are indicated by strikethrough):

To calculate the estimated equity value of the Company using the discounted cash flow to equity method, PJT Partners discounted the Company’s projected levered free cash flows for the period Q2 through Q4 2022, through fiscal year end 2026 based on the Projections to present value at March 31, 2022, using a range of selected discount rates. PJT Partners selected a range of after-tax discount rates of 18% to 22% based on its analysis of the weighted average cost of capital of the Company as of March 31, 2022, which was based on PJT Partners’ professional judgment. The residual value of the Company at the end of the projection period, or terminal value, was estimated by applying a perpetuity growth rate range of 3.5% to 4.5% to the Company’s 2026E levered free cash flow selected by PJT Partners in its professional judgment. PJT Partners then calculated a range of implied equity values per Share by adding the present value of certain net tax savings (approximately $(0.8) million as provided by Company management) and dividing such amount by the implied fully diluted outstanding number of ~~the~~ Shares ~~based on the~~ of approximately 22.8 million Shares as of March ~~29~~30, 2022, all as provided by management of the Company, to derive a range of implied value per Share on a standalone basis of $10.00 to $13.00. PJT Partners compared this range of implied value per Share with the offer price of $12.85 per Share in the transaction and the 30-day VWAP, as of March 29, 2022, of $8.44 per Share.

8.

The disclosure under the heading “Special Factors - Opinion of the Company’s Financial Advisor - General” is hereby amended by amending and restating the final sentence in the final paragraph under such heading on page 41 as follows:

During the two years preceding the date of its written opinion, PJT Partners has not received fees from the Company or Parent for any such services.

9.

The disclosure under the heading “Special Factors —Certain Unaudited Prospective Financial Information” is hereby amended and supplemented by including the text and the tables below (and with respect to the tables, exactly as the tables appear below) on page 34 of the Definitive Proxy Statement prior to the “Opinion of the Company’s Financial Advisor” heading:

The following is a summary of the Company forecasts provided to the Company Board and PJT: (amounts may reflect rounding):

	Calendar Year Ending December 31
($ in mm, except AUM in $bn)	2021E	2022E	2023E	2024E	2025E	2026E
Ending AUM	$22.0	$23.9	$25.6	$27.6	$30.2	$33.2
Net Flows	$(0.6)	$0.3	$0.5	$0.8	$1.2	$1.5
Market Performance / Other	$2.5	$1.1	$1.2	$1.2	$1.3	$1.5
Revenue	$146	$158	$166	$178	$195	$213
EBITDA	$35	$34	$36	$40	$47	$54
Net Income	$28	$24	$25	$29	$34	$39

Note:

Levered free cash flows for the Company were calculated by PJT Partners based on the Company forecasts, and approved by Company management for use by the Company’s financial advisors for purposes of their respective opinions and financial analyses. PJT Partners calculated the estimated levered free cash flows for the Company, based on information provided by Company management, as Net Operating Profit After Tax plus depreciation and amortization, less capital expenditures, less changes in working capital, for calendar years 2022 (representing second through fourth quarter 2022) through 2026 in the amounts of $46, $33, $37, $41 and $47 million, respectively.

The Company forecasts included in this document have been prepared by, and are the responsibility of, the Company’s management. PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, has not audited, reviewed, examined, compiled or applied agreed-upon procedures with respect to the Company forecasts and, accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto. The PricewaterhouseCoopers LLP report on the Company’s consolidated financial statements incorporated by reference from the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 relates to the Company’s previously issued financial statements and does not extend to the Company forecasts and should not be read to do so.

10.	The disclosure under the heading “Special Factors - Tax Receivables Agreement” on page 53 of the Definitive Proxy Statement is hereby amended and restated in its entirety as follows:

In connection with the Company’s initial public offering, a tax receivable agreement (“TRA”) was entered into between the Company and the holders of membership interests of Group LLC, pursuant to which the Company is required to pay to such holders 85% of the applicable cash savings, if any, in U.S. federal, state, local and foreign income tax that the Company actually realizes, or is deemed to realize in certain circumstances, as a result of (i) any step-up in tax basis in Group LLC’s assets resulting from the Company’s purchase of Class A units of Group LLC or exchange of Class A units of Group LLC (for shares of Class A common stock or cash) and (ii) payments under the TRA, including any additional step-up in tax basis in Group LLC’s assets as a result of such payments and any tax benefits related to imputed interest deemed to be paid by the Company as a result of such agreement.

The TRA provides that upon certain mergers, asset sales, other forms of business combinations or other changes of control, or if, at any time, the Company elects an early termination of the TRA, the Company’s payment obligations under the TRA could accelerate. This acceleration of payments under the TRA would be with respect to all Class A units of Group LLC, whether or not such units have been purchased or exchanged before or after such transaction, and would be based on certain assumptions, including that the Company would have sufficient taxable income to fully utilize the deductions arising from the increased tax deductions and tax basis and other benefits related to entering into the TRA. As a result of the Company Merger, (i) the Company could be required to make payments under the TRA that are greater than or less than the specified percentage of the actual benefits the Company realizes in respect of the tax attributes subject to the TRA and (ii) if the Company elects to terminate the TRA early, the Company would be required to make an immediate payment equal to the present value of the anticipated future tax benefits, which payment may be made significantly in advance of the actual realization of such future benefits. In these situations, the Company’s obligations under the TRA could have a substantial negative impact on the Company’s liquidity and could have the effect of delaying, deferring or preventing certain mergers, asset sales, other forms of business combinations or other changes of control. The Company estimates that if it were to have elected to terminate the TRA immediately as of March 31, 2022, it could have been required to pay up to approximately $17.6 million in the aggregate, which assumes the exchange of 428,812 units of Group LLC held by persons (other than the Company) under the TRA. Mr. Richard Goldberg, a member of the Company’s Board of Directors has an interest equal to approximately 3% of the total benefits under the TRA.

Additional Information and Where To Find It

In connection with the proposed transaction, the Company filed and may in the future file, certain relevant documents with the U.S. Securities and Exchange Commission (“SEC”), including the Definitive Proxy Statement on Schedule 14A which was mailed to Company stockholders in connection with the Company’s submission of the proposed merger transaction for the consideration by Company stockholders at a special meeting to be held on August 3, 2022. This Current Report on Form 8-K is not intended to be, and is not, a substitute for the proxy statement or any other document that the Company may file with the SEC in connection with the proposed transaction. WE URGE INVESTORS TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER MATERIALS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors may obtain free copies of the proxy statement and other documents filed by the Company with the SEC at http://www.sec.gov, the SEC’s website, or from the Company’s website (http://ir.manning-napier.com). In addition, the proxy statement and other documents filed by the Company with the SEC may be obtained from the Company free of charge by directing a request to Investor Relations at http://ir.manning-napier.com.

Participants in the Solicitation

The Company, its directors and certain of its officers and employees, may be deemed to be participants in the solicitation of proxies from Company stockholders in connection with the proposed transaction. Information about the Company’s directors and executive officers is set forth in the proxy statement filed with the SEC on June 30, 2022 for the upcoming special meeting of the Company stockholders to be held on August 3, 2022. To the extent the holdings of Company securities by the Company’s directors and executive officers have changed since the amounts set forth in the Definitive Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. These documents may be obtained free of charge at the SEC’s web site at www.sec.gov and on the Investor Relations page of the Company’s website located at http://ir.manning-napier.com. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed transaction is included in the Definitive Proxy Statement filed with the SEC on June 30, 2022.

Cautionary Statement Regarding Forward-Looking Statements

This document includes statements that are forward-looking statements made pursuant to the safe harbor provisions of the Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the proposed acquisition of the Company, stockholder and other approvals, the expected timetable for completing the proposed transaction and any other statements regarding the Company’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts. This information may involve risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These risks and uncertainties include, but are not limited to: failure to obtain the required vote of the Company’s stockholders; the timing to consummate the proposed transaction; the risk that satisfaction of the conditions to closing of the proposed transaction may not be satisfied; the risk that a regulatory approval that may be required for the proposed transaction is not obtained or is obtained subject to conditions that are not anticipated; and the diversion of management’s time on transaction-related issues.

All statements, other than statements of historical fact, including statements regarding guidance, industry prospects, future results of operations or financial position, expected sources of incremental margin, strategy, financing needs, future capital expenditures and the outcome or effect of threatened or ongoing litigation, should be considered forward looking statements made in good faith by the Company, as applicable, and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. When used in this communication, or any other documents, words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “objective,” “plan,” “project,” “seek,” “strategy,” “target,” “will” and similar expressions are intended to identify forward looking statements. These forward looking statements are based on the beliefs and assumptions of management at the time that these statements were prepared and are inherently uncertain. Such forward looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward looking statements. These risks and uncertainties, as well as other risks and uncertainties that could cause our actual results to differ materially from those expressed in the forward looking statements, are described in greater detail under the heading “Item 1A. Risk Factors” on Form 10-K for the year ended December 31, 2021 and in any other SEC filings made by the Company. The company cautions that these risks and factors are not exclusive. Management cautions against putting undue reliance on forward-looking statements or projecting any future results based on such statements or present or prior earnings levels. Forward-looking statements speak only as of the date when made, and the Company does not undertake any obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANNING & NAPIER, INC.

By:	/s/ Paul J. Battaglia
Name: Paul J. Battaglia Title: Chief Financial Officer

Date: July 25, 2022